THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON
            ITS EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON TRANS-
                  FER SET FORTH IN SECTION 4 OF THIS WARRANT


Warrant No. 1                                      Number of Shares: 1,155,235
                                                       (subject to adjustment)
Date of Issuance: August  3, 1998


                              AVID TECHNOLOGY, INC.

                          COMMON STOCK PURCHASE WARRANT

                           (Void after August 3, 2008)

      Avid Technology, Inc., a Delaware corporation (the "COMPANY"), for value received, hereby certifies that Microsoft Corporation or, subject to Section 9, its registered assigns (the "REGISTERED HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after August 3, 2000 and on or before August 3, 2008 at not later than 5:00 p.m. (Boston, Massachusetts time), 1,155,235 shares of common stock, $.01 par value per share (the "COMMON STOCK"), of the Company, at a purchase price of $47.65 per share. The shares of Common Stock purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "WARRANT SHARES" and the "PURCHASE PRICE," respectively.

1.    EXERCISE

(1) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as EXHIBIT I duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. The Purchase Price shall be paid in the form of (i) cash, (ii) a check of the Registered Holder to the Company, (iii) an electronic wire transfer of immediately available funds in accordance with written instructions of the Company or, (iv) if approved by the Company, any combination of the foregoing forms of payment.

(2) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(3) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon compliance with Section 9 and payment by such Holder of any applicable transfer taxes) may direct:

(1) a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

(2) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise.

2.    ADJUSTMENTS

(1) If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the quotient of (i) (A) the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment multiplied by (B) the Purchase Price in effect immediately prior to such adjustment, divided by (ii) the Purchase Price in effect immediately after such adjustment.

(2) If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant, such that the provisions set forth in this
Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

(3) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in subsection 2(a) or (b) above.

3. FRACTIONAL SHARES. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Fair Market Value per share of Common Stock. For this purpose, The Fair Market Value per share of Common Stock shall be determined as follows:

(1) If the Common Stock is listed on a national securities exchange, the Nasdaq National Market or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the last reported sale price per share of Common Stock thereon on the Exercise Date; or, if no such price is reported on such date, such price on the next preceding business day (provided that if no such price is reported on the next preceding business day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (ii)).

(2) If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company); and, upon request of the Registered Holder, the Board of Directors (or a representative thereof) shall promptly notify the Registered Holder of the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the effective date of exercise, as determined in pursuant to
Section 1(b) above (the "EXERCISE DATE"), then (A) the Fair Market Value per share of Common Stock shall be the amount next determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company), (B) the Board of Directors shall make such a determination within 15 days of a request by the Registered Holder that it do so, and (C) the exercise of this Warrant pursuant to this subsection 1(b) shall be delayed until such determination is made.

4.    SECURITIES LAW TRADING RESTRICTIONS

(1) This Warrant and the Warrant Shares shall not be sold or transferred  unless
(i) the Company  provides  consent in accordance with Section 9, and (ii) either
(A) the Warrant or the Warrant Shares first shall have been registered under the Securities Act of 1933, as amended (the "Act"), or (B) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

(2)  Each   certificate   representing   Warrant  Shares  shall  bear  a  legend
substantially in the following form:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act, or any successor provision thereto.


5. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

6.    NOTICES OF RECORD DATE, ETC.

 In case:

(1) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(2) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

(3) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

7. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

8. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity
agreement  (with  surety  if  reasonably   required)  in  an  amount  reasonably
satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.


9.    TRANSFER RESTRICTIONS

(1) Neither this Warrant nor any rights hereunder are transferable, in whole or in part, without the written consent of the Company which the Company may withhold in its sole discretion. To effect any such permitted transfer, the Registered Holder must surrender this Warrant with a properly executed assignment (in the form attached hereto as EXHIBIT II) at the principal office of the Company. Such assignment shall not be effective unless and until countersigned by the Company.

(2) Upon the surrender by the Registered Holder of this Warrant and an assignment executed by the Registered Holder and countersigned by the Company to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder a new Warrant of like tenor, in such name as the Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) shall direct, calling on the face thereof for the number of shares of Common Stock called for on the face of the Warrant so surrendered. (3) Until any permitted transfer of this Warrant is effected as provided above, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes.

10. MAILING OF NOTICES, ETC. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

11. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

12. CHANGE OR WAIVER. No term of this Warrant may be changed or waived other than by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

13. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

14. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and performed entirely within Delaware.



                                    AVID TECHNOLOGY, INC.



                                    By:   /S/WILLIAM L. FLAHERTY
                                       --------------------------
                                        Senior Vice President of Finance, Chief
                                        Financial Officer, and Treasurer



ATTEST:



  /S/PETER T. JOHNSON
  --------------------

                                                                       EXHIBIT I





                                  PURCHASE FORM





To:_________________                            Dated:______________





      The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby irrevocably elects to purchase _____ shares of the Common Stock covered by such Warrant. The undersigned herewith makes payment of $____________, representing the full purchase price for such shares at the price per share provided for in such Warrant. Such payment is in the form of (indicate the applicable amount for each form of payment):

      $___________  Cash

      $___________  Check of the Registered Holder to the Company

      $___________  Wire transfer of immediately available funds to the
                    Company


      $___________  TOTAL PURCHASE PRICE







                                   Signature:

                                    Address:

                                                                      EXHIBIT II





                                 ASSIGNMENT FORM





      FOR VALUE RECEIVED, ________________________________________

hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ____) with respect to the number of shares of Common Stock covered thereby set forth below, unto:



   Name of Assignee                 Address                     No. of Shares







REGISTERED HOLDER

Signature:                          Dated:

Witness:                            Dated:


      On behalf and in the name of the Company, the undersigned consents to the assignment of the attached Warrant by the Registered Holder to the assignee set forth above.

COMPANY


By:

Name:

Title: